Exhibit 2.9

BARBARA K. CEGAVSKE
Secretary of State

SCOTT ANDERSON
Chief Deputy

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Aubry Bjarnason
601 E Charleston Blvd Ste 100
Las Vegas, NV 89104, USA

Work Order #: W2022123001042
December 30, 2022
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 653502

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate Pursuant to NRS 78.209	Fees	20222846120	12/30/2022 9:53:00 AM	Approved	1	$175.00	$175.00
Certificate Pursuant to NRS 78.209	Expedite Fee	20222846120	12/30/2022 9:53:00 AM	Approved	1	$125.00	$125.00
Annual List	Fees			Pending	1	$0.00	$0.00
Annual List	Business License Fee			Pending	1	$500.00	$500.00
Annual List	Expedite Fee			Pending	1	$125.00	$125.00
Annual List	Stock Fee			Pending	1	$5625.00	$5625.00
Total							$6550.00

Payments

Type	Description	Payment Status	Amount
No Payment		Success	$0.00
Credit Card	6724287733426365103057	Success	$6550.00
Total			$6550.00

Credit Balance: $0.00

Aubry Bjarnason
601 E Charleston Blvd Ste 100
Las Vegas, NV 89104, USA

BARBARA K. CEGAVSKE
Secretary of State

SCOTT ANDERSON
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/30/2022

Work Order Item Number:	W2022123001042-2599900
Filing Number:	20222846120
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	12/30/2022 9:53:00 AM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: C33445-2003 **Entity Name:** CBD LIFE SCIENCES INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
THE CORPORATE PLACE, INC.
601 E CHARLESTON BLVD STE 100, LAS VEGAS, NV 89104, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

Business Number C33445 - 2003 Filed in the Office of Secretary of State State Of Nevada Filing Number 20222846120 Filed On 12/30/2022 9:53:00 AM Number of Pages 2

MINUTES OF THE SPECIAL BOARD OF

DIRECTORS MEETING OF

CBD LIFESCIENCES, INC.

The meeting was called to order by Lisa Nelson as Chairman of the meeting. Attendance at the meeting was Lisa Nelson and Brianna Nelson comprising the entire Board of Directors of the corporation. The meeting was held at 1:00 P.M.On November 21, 2022 at the corporate offices.

Ms. Nelson , stated that the called meeting is to decrease the number of shares of common stock that the corporation is authorized to issue. It appears that the corporation is authorized to issue more shares of common stock than will be needed and is subject to additional costs for no immediate value.

Motion was made and duly seconded, to the limit the authorized shares of common stock of the corporation to 10,000,000,000 shares instead of 80,000,000,000 shares of common as presently permitted.

RESOLVED: The Corporation is hereby authorized to apply to the State of Nevada to reduce the number of authorized common shares issuable by the corporation to ten (10,000,000,000) billion shares with the par value of $0.00001

There being no further business the meeting was adjourned.

Lisa A. Nelson

Brianna Nelson